CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 31, 2001, relating to the consolidated financial statements of Elast Technologies, Inc., and to the referenced to our Firm under the caption "Experts" in the Prospectus.



/s/ Kelly & Company
Kelly & Company
April 12, 2001